As filed with the Securities and Exchange Commission on October 4, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Celgene Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

22-2711928

(I.R.S. Employer Identification No.)

86 Morris Avenue
Summit, New Jersey 07901
(908) 673-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Hugin
Chief Executive Officer
Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
(908) 673-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert A. Cantone, Esq.
Frank J. Lopez, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-2900

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(1)	Offering Price(1)	Fee(1)
Senior Debt Securities	—	—	—	—

(1)	An indeterminate aggregate offering price or amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

Celgene Corporation

Senior Debt
Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Celgene Corporation The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any security and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “How to Obtain More Information” section of this prospectus for information on us and our financial statements.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 4, 2010.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

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ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “Celgene,” “we,” “us” and “our” to refer to Celgene Corporation, a Delaware corporation, and its consolidated subsidiaries and, where appropriate, Abraxis BioScience, Inc., or Abraxis, and its consolidated subsidiaries, if and when our acquisition of Abraxis is completed.

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission, or, the SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 15, 2010, February 12, 2010, April 15, 2010, June 18, 2010, June 30, 2010, July 1, 2010, August 4, 2010, August 27, 2010 and October 4, 2010; and

•	Portions of the Definitive Proxy Statement on Schedule 14A for the 2010 annual meeting of stockholders held June 16, 2010 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009.

You may request a copy of these filings at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus, by calling our Investor Relations department at (908) 673-9000, by writing to Investor Relations, Celgene Corporation 86 Morris Avenue, Summit, NJ 07901.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are included, for example, in the discussions about:

•	strategy;

•	new product discovery and development;

•	current or pending clinical trials;

•	our products’ ability to demonstrate efficacy or an acceptable safety profile;

•	actions by the U.S. Food and Drug Administration;

•	product manufacturing, including our arrangements with third-party suppliers;

•	product introduction and sales;

•	royalties and contract revenues;

•	expenses and net income;

•	credit and foreign exchange risk management;

•	liquidity;

•	asset and liability risk management; and

•	operational and legal risks.

We have tried, wherever possible, to identify these forward-looking statements by using words such as “forecast,” “project,” “anticipate,” “plan,” “strategy,” “intend,” “potential,” “outlook,” “target,” “seek,” “continue,” “believe,” “could,” “estimate,” “expect,” “may,” “probable,” “should,” “will” or other words of similar meaning in conjunction with, among other things, discussions of our future operations, business plans and prospects, prospective products or product approvals, our strategies for growth, product development and regulatory approval, our expenses, the impact of foreign exchange rates, the outcome of contingencies, such as legal proceedings, and our financial performance and results generally. You also can identify our forward-looking statements by the fact that they do not relate strictly to historical or current facts.

You are cautioned not to unduly rely on the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Factors that could cause such differences include, but are not limited to, those risks and uncertainties discussed under the heading “Risk Factors”; the risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

Whether or not any of these or other risks or uncertainties materializes, our results could differ materially from the expectations in these statements. We do not undertake any obligation to update these forward-looking statements, except as required by law.

CELGENE CORPORATION

We are a global integrated biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory-related diseases. We are dedicated to innovative research and development which is designed to bring new therapies to market. We are also involved in research in several scientific areas that may deliver proprietary next-generation therapies, targeting areas such as intracellular signaling pathways in cancer and immune cells, immunomodulation in cancer and autoimmunity and placental cell, including stem and progenitor cell, research. The drug and cell therapies we develop are designed to treat life-threatening diseases or chronic debilitating conditions. Building on our growing knowledge of the biology underlying hematological and solid tumor cancers as well as in immune-inflammatory diseases, we are investing in a range of innovative therapeutic programs that are investigating ways to treat and manage chronic diseases by targeting the disease source through multiple mechanisms of action.

Our commercial stage products include REVLIMID®, THALOMID® (inclusive of Thalidomide Celgenetm and Thalidomide Pharmiontm, subsequent to the acquisition of Pharmion Corporation), VIDAZA®, ISTODAX® (as a result of the acquisition of Gloucester Pharmaceuticals) and FOCALIN®. FOCALIN® is sold exclusively to Novartis Pharma AG, or Novartis. We also derive revenues from a licensing agreement with Novartis, which entitles us to royalties on FOCALIN XR® and the entire RITALIN® family of drugs, and sales of bio-therapeutic products and services through our Cellular Therapeutics subsidiary. ALKERAN® was licensed from GlaxoSmithKline, or GSK, and sold under our label through March 31, 2009, the conclusion date of the ALKERAN® license with GSK. Through March 31, 2011, we will continue to earn residual payments based upon GSK’s ALKERAN® revenues.

We were incorporated in the State of Delaware in April 1986. Our headquarters are located at 86 Morris Avenue, Summit, NJ 07901, and our phone number is (908) 673-9000. Our website address is: www.celgene.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus. Additional information regarding us is set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and our Current Reports on Form 8-K (which are incorporated by reference in this prospectus). See “How to Obtain More Information” and “Incorporation by Reference.”

RISK FACTORS

Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated (dollars in thousands):

	Six Months		Year Ended
	Ended		December 31,		December 31,	December 31,		December 31,		December 31,
	June 30, 2010		2009		2008	2007		2006		2005

Ratio of earnings to fixed charges(1)	272.7	x	299.7	x	—	45.6	x	22.7	x	10.3	x
Deficiency of earnings available to cover fixed charges(2)	—		—		$(1,359,098)	—		—		—

(1)	For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations before loss from equity investees and (y) fixed charges; and (ii) “fixed charges” consist of the sum of interest expense, amortization of debt discount and premium and a portion of lease payments considered to represent an interest factor.

(2)	There was a deficiency of earnings available to cover fixed charges for 2008 because we incurred a net loss in that year.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include, without limitation, further development of our clinical and pre-clinical programs, expansion of our international operations, capital expenditures, strategic transactions and to meet working capital needs.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

We may offer senior unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general obligation;

•	rank senior in right of payment to all of our subordinated indebtedness;

•	rank equally in right of payment with all of our other senior indebtedness;

•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•	any additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PLAN OF DISTRIBUTION

We may offer the securities on a delayed or continuous basis only by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the public offering price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Exchange Act, engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus and any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Celgene and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and the effectiveness of Celgene’s internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements refers to a change in its method of accounting for business combinations as of January 1, 2008 and, a change in its method of accounting for the measurement of the fair value of financial assets and liabilities as of January 1, 2008 and, a change in its method of recognizing and measuring the tax effects related to uncertain tax positions as of January 1, 2007.

The consolidated financial statements of Abraxis BioScience, Inc. at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 appearing in Exhibit 99.1 of Celgene Corporation’s Current Report on Form 8-K dated October 4, 2010, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing a change in its method of accounting for noncontrolling interests in consolidated financial statements as of January 1, 2009 as described in Note 2 to the consolidated financial statements). Such financial statements have been provided in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Celgene Corporation

Senior Debt Securities

PROSPECTUS

October 4, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Celgene Corporation. All of the amounts shown are estimated.

SEC registration fee	$		*
Printing expenses		$45,000
Trustee’s fees and expenses		$10,000
Accountants’ fees and expenses		$150,000
Legal fees and expenses (including Blue Sky fees)		$300,000
Rating agencies’ fees and expenses		$100,000	**
Miscellaneous		$10,000

TOTAL		$615,000

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act.

**	We also estimate that up to an additional $900,000 of fees and expenses will be payable to the rating agencies for their continued coverage of the credit rating of the debt securities over the term of such securities.

Item 15.	Indemnification of Directors and Officers.

We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Eighth of our Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL; or

(iv) for any transactions from which the director derived an improper personal benefit.

Article Tenth of our Certificate of Incorporation contains such a provision.

We have entered into indemnification agreements with our directors and certain of our officers. We have also obtained directors and officers liability insurance policies.

Item 16.	Exhibits.

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424 (b)(5), or 424 (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Celgene Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, New Jersey, on October 4, 2010.

CELGENE CORPORATION

By:	/s/ Robert J. Hugin
Robert J. Hugin
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Hugin and Jacqualyn A. Fouse, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statements relating to the offering contemplated hereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sol J. Barer Sol J. Barer	Executive Chairman and Director	October 4, 2010

/s/ Robert J. Hugin Robert J. Hugin	Chief Executive Officer (Principal Executive Officer) and Director	October 4, 2010

/s/ Jacqualyn A. Fouse Jacqualyn A. Fouse	Chief Financial Officer (Principal Financial Officer)	October 4, 2010

Signature	Title	Date

/s/ Michael D. Casey Michael D. Casey	Director	October 4, 2010

/s/ Carrie S. Cox Carrie S. Cox	Director	October 4, 2010

Rodman L. Drake	Director

/s/ Gilla Kaplan Gilla Kaplan	Director	October 4, 2010

/s/ James Loughlin James Loughlin	Director	October 4, 2010

Ernest Mario	Director

/s/ Walter L. Robb Walter L. Robb	Director	October 4, 2010

/s/ Andre Van Hoek Andre Van Hoek	Controller (Principal Accounting Officer)	October 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1(1)	Underwriting Agreement
Exhibit 2.1**	Agreement and Plan of Merger, dated as of June 30, 2010, among Celgene Corporation, Artistry Acquisition Corp. and Abraxis BioScience, Inc. (incorporated by reference to Exhibit 2.1 to Celgene Corporation’s Form S-4 Registration Statement filed on July 29, 2010)
Exhibit 4.1**	Certificate of Incorporation of Celgene Corporation, as amended through February 16, 2006 (incorporated by reference to Exhibit 3.1 to Celgene Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005)
Exhibit 4.2**	Bylaws of Celgene Corporation (incorporated by reference to Exhibit 2 to Celgene Corporation’s Current Report on Form 8-K, dated September 16, 1996), as amended effective May 1, 2006 (incorporated by reference to Exhibit 3.2 to Celgene Corporation’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2006) as amended, effective December 16, 2009 (incorporated by reference to Exhibit 3.1 to Celgene Corporation’s Current Report on Form 8-K filed on December 17, 2009), and, as amended, effective February 17, 2010 (incorporated by reference to Exhibit 3.2 to Celgene Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009)
Exhibit 4.3	Form of Indenture between Celgene Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
Exhibit 4.4	Form of Note
Exhibit 5.1	Opinion of Proskauer Rose LLP
Exhibit 12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
Exhibit 23.1	Consent of KPMG LLP
Exhibit 23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
Exhibit 23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
Exhibit 24.1	Power of Attorney (included in the signature page)
Exhibit 25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee

(1)	To be filed by amendment or by the filing of a Form 8-K, in connection with a particular offering.

**	Incorporated by reference